Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-1 (No. 333-258340) and Form S-8 (No. 333-259674) of our report dated March 30, 2022, with respect to the consolidated financial statements of Hyzon Motors Inc.

/s/ KPMG LLP

Rochester, New York

March 30, 2022